Exhibit 99.1

news release

Contacts:
Phoenix Technologies Ltd.	Sapphire Investor Relations, LLC
Randall Bolten, SVP & CFO	Erica Mannion
408-570-1000	408-570-1319
Investor_Relations@phoenix.com	Investor_Relations@phoenix.com

For Immediate Release

Phoenix Technologies Ltd. Reports Fiscal Second Quarter

Financial Results

MILPITAS, CA: April 20, 2004 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the company driving the global core system software standard in PC systems and connected digital devices for 25 years, today reported its second quarter financial results.

For the fiscal quarter ended March 31, 2004, the Company announced revenue of $20.7 million, operating income of $600 thousand, and a net after-tax loss of $600 thousand, or $0.02 per share. These figures compare to revenue of $18.5 million, an operating loss of $2.1 million, and a net loss of $2.4 million, or $0.10 per diluted share in the quarter ended December 31, 2003. Revenue from new businesses, including applications and non-PC devices, accounted for approximately 40% of total revenues, compared to approximately 22% in the prior quarter.

The Company’s cash and short–term investments, as of March 31, were $55.8 million, up $8.4 million sequentially from the level at December 31, 2003.

“Our results were in line with expectations as we continued to improve our execution and expand our business throughout the x.86 ecosystem. We are pleased to return to an operating profit as we continue to focus on expanding our customer relationships and achieving strong expense discipline,” said Albert E. Sisto, Chairman, President and CEO. “We continued to gain traction in our applications business, in the system builder channel and with our OEM partners. Our sales to non-PC customers achieved record revenues and our increase in deferred revenue was driven by our ability to secure long-term commitments from our customers.”

The Company’s deferred revenue balance rose to $18.8 million at March 31, 2004 from $12.4 million at December 31, 2003.

The Company reported operating expenses of $16.0 million, compared to $16.9 million in the quarter ended December 31, 2003. This includes a net credit of $60 thousand in restructuring and related charges, resulting from adjustments to accruals made in prior quarters.

The Company will conduct its regularly scheduled second quarter earnings conference call on Tuesday, April 20, 2004 at 1:30 p.m. PDT. Investors are invited to listen to a live audio web cast of Phoenix’s quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available at approximately 3:00 p.m. PDT. The replay will remain available for 15 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until April 26 at 8:59 p.m. PDT and can be accessed by dialing 800-642-1687 and entering conference number 6391462.

About Phoenix

Founded in 1979, Phoenix Technologies (NASDAQ: PTEC) helped launch the digital revolution when it created the industry’s leading machine-independent BIOS software, which ships in more than 100 million new systems each year. Phoenix leveraged that core-level experience to develop Core System Software, which moves beyond BIOS for the age of networked devices. Today, Phoenix solutions activate, secure, connect, and recover the world’s best-known systems. These solutions operate from the Phoenix Core Managed Environment (cME), where they’re built in and protected from viruses, user errors, hackers, and corruption. Phoenix is headquartered in Milpitas, Calif. USA (Silicon Valley), with offices in global business and technology centers. For more information about Phoenix Technologies, visit our Web site at www.phoenix.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed January 7, 2004 and Form 10-Q filed on February 17, 2004.

Phoenix and Phoenix Technologies are registered trademarks of Phoenix Technologies Ltd.

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(audited)

	March 31, 2004	September 30, 2003
Assets
Current assets:
Cash and short-term investments	$55,843	$47,246
Accounts receivable, net	27,511	22,761
Other current assets	7,346	7,773

Total current assets	90,700	77,780

Property and equipment, net	5,247	7,131
Computer software costs, net	9,598	11,275
Goodwill, net	12,933	12,933
Intangible assets, net	473	507
Other assets	5,789	6,837

Total assets	$124,740	$116,463

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$729	$1,392
Accrued compensation and related liabilities	5,617	7,669
Deferred revenue	18,779	3,296
Income taxes payable	3,152	4,185
Other accrued liabilities	4,131	6,066

Total current liabilities	32,408	22,608

Long-term obligations	3,098	2,464

Total liabilities	35,506	25,072

Stockholders’ equity:
Preferred stock	—	—
Common stock	31	31
Additional paid-in capital	179,799	179,055
Retained earnings	1,299	4,344
Accumulated other comprehensive loss	(1,452)	(1,596)
Less: Cost of treasury stock	(90,443)	(90,443)

Total stockholders’ equity	89,234	91,391

Total liabilities and stockholders’ equity	$124,740	$116,463

PHOENIX TECHNOLOGIES, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,		Six months ended March 31,
	2004	2003	2004	2003
Revenues	$20,672	$21,717	$39,172	$43,611
Cost of revenues	4,048	4,339	7,757	8,721

Gross Margin	16,624	17,378	31,415	34,890

Operating expenses:
Research and development	5,606	6,572	11,291	14,202
Sales and marketing	7,296	8,329	15,532	16,966
General and administrative	3,108	3,413	6,058	6,766
Amortization of acquired intangible assets	17	17	34	35
Stock-based compensation	53	48	105	131
Restructuring and related charges	(60)	549	(60)	6,014

Total operating expenses	16,020	18,928	32,960	44,114

Income (loss) from operations	604	(1,550)	(1,545)	(9,224)

Interest and other income, net	(528)	133	(367)	222

Income (loss) before income taxes	76	(1,417)	(1,912)	(9,002)

Income tax expense (benefit)	683	(496)	1,133	(3,151)

Net loss	$(607)	$(921)	$(3,045)	$(5,851)

Loss per share:
Basic and diluted	$(0.02)	$(0.04)	$(0.12)	$(0.24)
Shares used in loss per share calculation:
Basic and diluted	24,435	24,432	24,742	24,692

PHOENIX TECHNOLOGIES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$(3,045)	$(5,851)
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	3,883	3,975
Stock-based compensation	104	131
Loss from disposal of fixed assets	268	41
Deferred income tax	(9)	—

Change in operating assets and liabilities:
Accounts receivable	(4,750)	(5,385)
Other assets	123	(533)
Prepaid royalties and maintenance	1,361	1,043
Accounts payable	(663)	326
Accrued compensation and related liabilities	(2,052)	(695)
Accrued restructuring charges	(613)	2,153
Other accrued liabilities	(690)	(140)
Deferred revenue	15,483	1,200
Income taxes	(1,033)	(7,183)

Net cash provided by (used in) operating activities	8,367	(10,918)

Cash flows from investing activities:
Proceeds from sale of investments	86,939	224,503
Purchases of investments	(83,945)	(201,684)
Purchases of property and equipment	(593)	(1,880)
Proceeds from the sale of fixed assets	38	—

Net cash provided by investing activities	2,439	20,939

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	641	720
Repurchase of common stock	—	(9,627)

Net cash provided by (used in) financing activities	641	(8,907)

Effect of exchange rate changes on cash and cash equivalents	144	(7)

Net increase (decrease) in cash and cash equivalents	11,591	1,107
Cash and cash equivalents at beginning of period	26,601	25,156

Cash and cash equivalents at end of period	$38,192	$26,263